UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.     )

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Harley-Davidson, Inc.

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On March 18, 2013, Harley-Davidson, Inc. launched a website for its 2012 Annual Review. A link to the website can be found on the Investor Relations page of Harley-Davidson.com. The website had the following content:

Transcript of video of Keith Wandell sharing his thoughts on 2012’s company milestones:

Hello, and welcome to the Harley-Davidson 2012 Annual Review.

This is our first online annual review of the company’s activities. By taking advantage of the technology and working toward a more sustainable approach to sharing our story, this report provides an overview of how we’re working to design and build the best motorcycles in the world.

2012 was a phenomenal year at Harley-Davidson. We did what we set out to do – driving improvements on many fronts, growing the business, becoming even more customer focused and delivering shareholder value.

We also kicked off the events leading up to our 110th anniversary, a celebration packed with parties all over the world, all year long.

All of us at Harley-Davidson bring a tremendous passion for the brand every day in everything we do. Thanks to the efforts of our employees, dealers and suppliers, the journey that started in 1903 continues today, with the same passion and excitement shared by our founders.

You can read about all this and more in our Annual Review. So sit back and take in the stories behind the highlights of 2012. And – as always – enjoy the ride.


2012 ANNUAL REVIEW
CHAIRMAN'S LETTER
LEADERSHIP
OUR STORIES
DOWNLOADS
SHAREHOLDER INFORMATION
PURPOSE
FUELED BY PASSION
READ CHAIRMAN'S LETTER


2012 ANNUAL REVIEW
CHAIRMAN'S LETTER
LEADERSHIP
OUR STORIES
DOWNLOADS
SHAREHOLDER INFORMATION
OUTREACH AND INTERNATIONAL GROWTH
UNITED BY INDEPENDENTS
READ THE STORIES


2012 ANNUAL REVIEW
CHAIRMAN'S LETTER
LEADERSHIP
OUR STORIES
DOWNLOADS
SHAREHOLDER INFORMATION
MANUFACTURING AND PRODUCT DEVELOPMENT
BUILDING THE DREAM
READ THE STORIES

2012 ANNUAL REVIEW
CHAIRMAN'S LETTER
LEADERSHIP
OUR STORIES
DOWNLOADS
SHAREHOLDER INFORMATION
PRODUCTS, RETAIL AND CUSTOMER EXPERIENCES
RAISING THE BAR AND SHIELD
READ THE STORIES


2012 ANNUAL REVIEW
CHAIRMAN'S LETTER
LEADERSHIP
OUR STORIES
DOWNLOADS
SHAREHOLDER INFORMATION
COMMUNITY ENGAGEMENT
SEEING THE BIGGER PICTURE
READ THE STORIES

2012 CHAIRMAN'S LETTER

WE ARE UNIFIED IN PURPOSE

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Keith Wandell, Chairman, President and Chief Executive Officer, Harley-Davidson, Inc., shares his thoughts on 2012's company milestones.

To Our Stakeholders

Every five years, the global Harley-Davidson world comes together to celebrate the company's anniversary with a force and energy you'll experience with no other brand. As we celebrate 110 years of Harley-Davidson® motorcycles in 2013, our entire team takes pride in all that has been accomplished over the past several years to build an enduring company and brand, not just for today but for generations of riders far into the future.

2012 was a pivotal year for Harley-Davidson, marked by solid growth in earnings and retail new motorcycle sales, and the achievement of key milestones in our ambitious strategy to improve operating efficiency, flexibility and responsiveness to our customers.

Among the performance and operational highlights:

- Earnings per share increased 16.7 percent compared to 2011
- Worldwide retail sales of new Harley-Davidson motorcycles grew 6.2 percent year-over-year
- We largely completed the transformational restructuring of our manufacturing and product development operations
- Sales to outreach customers in the U.S. grew faster than sales to our core customers for the first time, and we continued our international growth, including strong gains in emerging markets
- Shareholder value grew, as the share price of Harley-Davidson stock rose more than 25 percent in 2012, dividends increased more than 30 percent compared to the prior year and we repurchased six-and-a-half million shares of the company's stock

These are just some of the proof points of the many improvements in operations and performance we are realizing through Harley-Davidson's strategy to implement world-class manufacturing and product development capabilities, enrich the retail experience and grow our reach among new groups of customers globally.

Motorcycle and Related Products Revenue

VIEW BY PRODUCT LINE →

6.0+%

TOTAL REVENUE GROWTH YEAR-OVER-YEAR

Harley-Davidson Executive Leadership Team

Roll over team members for more information

At its core, our strategy is all about doing the best possible job for customers.



Harley-Davidson Executive Leadership Team

> "Today, Harley-Davidson is leaner, more agile and more responsive to our customers and the changing marketplace than ever."

Since our beginnings in 1903, Harley-Davidson's bold and unique purpose has been to fulfill dreams of personal freedom for people around the world – the kind of freedom a person experiences when he or she throws a leg over the seat, heads down the road and leaves the routines of everyday life behind.

Throughout our 110 years as a company, we have been a central part of customers' lives — a way for people to express their individuality and experience the liberation that comes only with the Harley-Davidson experience.

Today, Harley-Davidson is leaner, more agile and more responsive to our customers and the changing marketplace than ever. And we continue to move aggressively to raise our performance to new levels.

In manufacturing, the ambitious restructuring of our operations was largely behind us as we exited 2012. The changes we have implemented improve the responsiveness of our production and deliver greater operating efficiency in the process.

Our advanced manufacturing system provides the flexibility to produce closer to customer demand, allowing us to increasingly deliver the right motorcycle to the right customer at the right time. We are implementing surge manufacturing and are able to take production volumes up and down to better match retail seasonality. We also are significantly more nimble at adjusting the mix of models coming off the line to better align with market demand; our goal is to be able to build any bike on any line, any time.

$280M.

In 2012, Harley-Davidson realized $280 million in annual savings from restructuring. In 2013, the company expects savings of $305 million from restructuring activities initiated since 2009, rising to annual ongoing savings of approximately $320 million beginning in 2014.

As with manufacturing, we have revamped our approach to developing new products to reduce time to market and grow our leadership for bringing exceptional products to market.

Our 2012 and 2013 model-year motorcycles again hit the mark with bigger power, bolder paint, the 110th Anniversary limited edition motorcycles, the CVO™ Breakout custom cruiser, expanded H-D1™ Factory Customization and more. And there are more high-impact products in the pipeline.

Outstanding products are a key reason – together with the efforts of our dealers — for the growth in retail Harley-Davidson motorcycle sales among both new customers and our extraordinarily loyal repeat customers.

In the U.S., our largest market, dealer sales of new Harley-Davidson motorcycles were up 6.6 percent from 2011 and Harley-Davidson's share of the heavyweight (651cc+) motorcycles market grew to a record 57.2 percent.

In 2012, we achieved our goal to grow U.S. sales to outreach customers – young adults 18-34, females, African American riders and Hispanic riders – faster than to our traditional core customers. Sales to U.S. outreach customers grew at twice the rate of core in 2012. This milestone reflects the success of our strategy to introduce Harley-Davidson to new generations of riders. In fact, Harley-Davidson is the U.S. market share leader among each of these demographic segments.

International retail new Harley-Davidson motorcycle sales grew 5.6 percent compared to 2011, in large part the result of strong product appeal and numerous improvements in our operations and distribution network over the last few years. This includes our prudent investment in emerging markets, where retail Harley-Davidson motorcycle sales grew nearly 30 percent year over year, helping offset softness in the macro-economic environment in Europe.

Worldwide Retail Sales of Harley-Davidson Motorcycles

2012 compared to 2011


6.2 % +
NORTH AMERICA
39.2 % +
LATIN AMERICA
3.0 % –
EUROPE, MIDDLE EAST & AFRICA
14.3 % +
ASIA PACIFIC

We opened 31 dealerships in 18 countries in 2012, including Malaysia, Russia, Turkey, India, China, Bolivia, Croatia and Taiwan. We continue to see great opportunity in international markets and expect international new Harley-Davidson motorcycle sales to grow faster than sales in the U.S. through 2014.

OUTREACH AND INTERNATIONAL GROWTH STORIES →

We also continue to work with our dealers to further increase Harley-Davidson leadership at retail. Our retail strategy is all about strengthening retail support systems, dealer capabilities and distribution channels to ensure that customers have a distinctly personal and custom experience whenever and wherever they touch the brand – whether in store or online.

One of the ways we enable customers to fulfill their dreams is through financing and insurance from Harley-Davidson Financial Services. HDFS provides a strategic competitive advantage for Harley-Davidson, our U.S. and Canadian dealers and increasingly to our international dealers through affiliate relationships. In 2012, HDFS financed more than half of all new Harley-Davidson motorcycles sold in the U.S. HDFS also generated nearly $285 million in operating income – a record that speaks to the strength of the business.

It goes without saying that all of Harley-Davidson's achievements are possible only through the efforts and dedication of our employees, dealers and suppliers. Our entire team takes great pride in these achievements. They are doing a truly outstanding job, working as one team and moving in one direction to deliver for our customers and all stakeholders.

While we are pleased by our achievements in 2012 and over the last several years, more important is the road ahead. Harley-Davidson's strategy provides the road map for how we will continue to deliver exceptional product and brand experiences that foster deep emotional connections with customers and create opportunities for growth.

When I came to Harley-Davidson four years ago, I knew this company had tremendous untapped potential and incredible opportunities. That has never been more true than today. To be sure, there continue to be concerns over the macro-economic environment. But, when I look at all we have achieved and all the great things yet to come through our strategic focus, I believe Harley-Davidson has never been better positioned than we are today to deliver on the promise of fulfilling dreams of personal freedom.

2013 is shaping up to be an exciting year for Harley-Davidson, especially with our year-long global 110th Anniversary celebrations. Hundreds of thousands of customers participate in our anniversaries and every one of them has their own unique story of dreams fulfilled. We invite everyone to join in the celebration and enjoy the ride.

Keith E. Wandell
Chairman, President and Chief Executive Officer
Harley-Davidson, Inc.

Statements regarding expected savings from restructuring and international sales growth are forward–looking statements that are subject to risks that could cause actual results to be materially different. Those risks include matters we have noted in our latest earnings release and filings with the U.S. SEC. Unless otherwise noted, the information presented, including all forward–looking statements, speaks only as of January 29, 2013 and does not reflect subsequent developments. Inclusion of such statements also does not constitute a reaffirmation of such statements as of any later date.

Motorcycle and Related Products Revenue

2012 compared to 2011

5.9+%	5.3+%	9.2+%	8.3+%
MOTORCYCLES	PARTS & ACCESSORIES	GENERAL MERCHANDISE	OTHER



HARLEY-DAVIDSON

BOARD OF DIRECTORS

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KEITH E. WANDELL
Chairman, President and Chief Executive Officer Harley-Davidson, Inc.



BARRY K. ALLEN
Operating Partner, Providence Equity Partners; President, Allen Enterprises, LLC



R. JOHN ANDERSON
Former President and Chief Executive Officer, Levi Strauss & Co.



RICHARD I. BEATTIE
Senior Chairman of Simpson, Thacher & Bartlett, LLP and Presiding Director, Harley-Davidson, Inc. Board of Directors



MARTHA F. BROOKS
Former President and Chief Operating Officer, Novelis Inc.



MICHAEL CAVE
Senior Vice President of The Boeing Company and President of Boeing Capital Corp.



GEORGE H. CONRADES
Chairman of the Board, Akamai Technologies, Inc.



DONALD A. JAMES
Co-Founder, Majority Owner, Chairman and Chief Executive Officer of Fred Deeley Imports Ltd., doing business as Deeley Harley-Davidson Canada



SARA L. LEVINSON
Former Executive, Clubmom, Inc., NFL Partners, Inc. and MTV Music Television



N. THOMAS LINEBARGER
Chairman and Chief Executive Officer, Cummins Inc.



GEORGE L. MILES JR.
Chairman Emeritus, Chester Engineers, Inc.



JAMES A. NORLING
Chairman of the Board, Globalfoundries, Inc.



JOCHEN ZEITZ
Director of PPR and Chairman of the PPR board's sustainable development committee



TONIT M. CALAWAY
Vice President, Human Resources



LAWRENCE G. HUND
President and Chief Operating Officer, Harley-Davidson Financial Services, Inc.



PAUL J. JONES
Vice President, General Counsel and Secretary



MATTHEW S. LEVATICH
President and Chief Operating Officer, Harley-Davidson Motor Company



JOHN A. OLIN
Senior Vice President and Chief Financial Officer



UNITED BY INDEPENDENTS

Harley-Davidson motorcycle riders come from every generation, every continent and every walk of life. Our business and our brand are both built on the philosophy that while we are many, we all share one passion.



BUILDING THE DREAM

We constantly explore new ways to make the world's greatest motorcycles even better. Today our manufacturing restructuring is now largely in place.



RAISING THE BAR AND SHIELD

Harley-Davidson fulfills dreams of personal freedom. We deliver on that promise through iconic products, personalized experiences and the deep emotional connections they build.



SEEING THE BIGGER PICTURE

At Harley-Davidson, we embrace the opportunity of sustainability. That includes caring for and improving the communities and environments around the world where we live, work and ride.



OUTREACH AND INTERNATIONAL GROWTH

UNITED BY INDEPENDENTS

Harley-Davidson® motorcycle riders come from every generation, every walk of life and every corner of the world. Our business and our brand are both built on the philosophy that while we are many, we all share one passion.

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INTERNATIONAL GROWTH

FREEDOM'S GLOBAL TOUR

Last summer, Harley-Davidson Chief Marketing Officer Mark-Hans Richer kicked off the 110th Anniversary year in epic fashion by riding a Street Glide® across the Tibetan Plateau in China. His riding crew, which included four Chinese dealers, traveled more than 2,000 kilometers across the plateau to the ancient city of Lhasa, Tibet.



Watch: How the Freedom Jacket began

At 16,500 feet above sea level, Richer and company made a pit stop to take in the magnificent views and observe the revered local tradition of repainting carved stone tablets that mark the highest point on the road. On a whim, he asked a local Chinese man to paint something that symbolized what Harley-Davidson meant to him. The man painted the Chinese character for 'freedom' on Richer's leather motorcycle jacket sleeve.

READ MORE →


Intro: Freedom Jacket – China's Tibetan Platea...
THE BIRTH OF THE FREEDOM JACKET
Xining, Tibet Region, China
With that stroke of a paint brush, the Freedom Jacket was born and has since taken on a life of its own—traveling the world and inspiring riders at every turn. The Freedom Jacket is accompanying designated riders around the world, visiting dozens of iconic destinations and receiving personal artifacts and decorations from select riders along the way, before coming home to Milwaukee for the ultimate Anniversary celebration.
NEXT STORY →
Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting:
110 Jacket
Or follow the Freedom Jacket on social media:
#FreedomJacket

[Link plays a video telling the story of the birth of the Freedom Jacket.]


1
2
5
6
4
7
3


Ep. 1: Freedom Jacket - Milwaukee, WI, The 110t...
EPISODE 1: THE 110TH KICKOFF
Milwaukee, Wisconsin
The Freedom Jacket made its first public appearance last August when stunt rider Rob Carpenter wore it during a tire-popping burnout that started the countdown clock to the big anniversary party in Milwaukee on Labor Day weekend 2013.
1
NEXT STORY
Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting:
110 Jacket
Or follow the Freedom Jacket on social media:
#FreedomJacket
[Link plays video of kickoff to 110th anniversary.]










CAFE RACER






Ep. 2: Freedom Jacket - Faaker See, Austria, Fe...
EPISODE 2: FELIX AND THE BLASTER
Faakar See, Austria
European Bike Week in Faaker See, Austria, is the largest motorcycle rally outside of the U.S. The Freedom Jacket stopped by this hotspot and picked up a peace sign painted by enthusiast Felix, accentuated with intricate pin striping from the Blaster.
2
NEXT STORY
Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting: 110 Jacket
Or follow the Freedom Jacket on social media:
#FreedomJacket
[Link plays video of European Bike Week in Faaker See, Austria.]




MOTOR
HARLEY-DAVIDSON
CYCLES
E PLURIBUS UNUM







EPISODE 3: RIO HARLEY DAYS. COLONEL ALFREDO DE ANDRADE BOTTINO

Rio de Janeiro, Brazil

Rio Harley Days is one of the biggest biker events in the Southern Hemisphere. More than 5,000 bikes paraded through Rio de Janeiro during the festival in 2012. Colonel Alfredo de Andrade Bottino wore the Freedom Jacket as he led his military fleet of Harley-Davidson motorcycles.

3 NEXT STORY →

Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting: 110 Jacket

Or follow the Freedom Jacket on social media: #FreedomJacket




E PLURIBUS UNUM

EPISODE 4: MEXICO H.O.G.® RALLY

Merida, Mexico



At the 2012 Mexican National H.O.G. rally, Karla Maldonado wore the Freedom Jacket proudly. As a female rider, Maldonado sees herself as a role model and mentor for other women. "Today, more and more women are enjoying this wonderful passion," she says. "Keep up this wonderful dream!"

4 NEXT STORY →

Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting: 110 Jacket

Or follow the Freedom Jacket on social media: #FreedomJacket




Ep. 5: Freedom Jacket - Pomona, California, Sho...
Eddie Krawiec
NHRA Pro Stock Motorcycle Champion
EPISODE 5: SHOWDOWN IN POMONA
Pomona, California
Few teams have had as dominant a season as the Harley-Davidson Screamin' Eagle®/Vance & Hines® NHRA Pro Stock Motorcycle team in 2012. The Freedom Jacket was on the starting line when teammates Eddie Krawiec and Andrew Hines went head-to-head in the final race, with Krawiec coming out on top for his third career championship.
5
NEXT STORY →
Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting: 110 Jacket
Or follow the Freedom Jacket on social media:
#FreedomJacket

[Link plays video of NHRA Finals, Pomona, California.]


RACING
HARLEY
DAVIDSON
VANCE & HINES


NHRA .com
LUCAS OIL
HARLEY-DAVIDSON
MOTOR CYCLES
VANCE & HINES


Ep. 6: Freedom Jacket - Clarksville, Tennessee,...
EPISODE 6: HEATH CALHOUN
Clarksville, Tennessee
Despite losing both legs in Iraq, competitive skier Heath Calhoun has since carried an Olympic torch and put 7,500 miles on his new Harley-Davidson motorcycle in his first year of ownership. For his contribution to the Freedom Jacket, Calhoun sewed a 101st Airborne Division patch onto the sleeve and added a Paralympics pin.
6
NEXT STORY →
Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting:
110 Jacket
Or follow the Freedom Jacket on social media:
#FreedomJacket

[Link plays video telling story of Heath Calhoun.]




45


HARLEY-
DAVIDSON.
HARLEY-DAVIDSON
MOTOR
CYCLES

EPISODE 7

Tegucigalpa, Honduras







Twenty-six-year-old Javier Perez Jr. is Parts and Service Manager at his family's Harley-Davidson dealership in Honduras. "Harley® is all I've ever ridden," he says. "I carry it in my veins." Perez proudly wore the Freedom Jacket on a six-day ride from Honduras to Costa Rica. At the end, he added a Honduran flag pin.

7 NEXT STORY →

Fans can explore the inspiring videos, photos and stories of those who have worn the Freedom Jacket by visiting: 110 Jacket

Or follow the Freedom Jacket on social media: #FreedomJacket


HARLEY.
DAVIDSON


SALIDA
40
KPH

OUTREACH GROWTH

SUPPORTING NEW RIDERS ALONG THEIR JOURNEY

Harley-Davidson supports all women riders through efforts such as Garage Party™ events, tools to get started riding and events celebrating women who have grabbed life by the handlebars. Today, Harley-Davidson holds the number one market share with female riders in the U.S.

One of those women is Heather Hyberg. Hyberg is battling her second cancer diagnosis, but she's not letting it slow her down. After discussing her dream to ride a motorcycle with her friend, Hyberg enrolled in a Rider's Edge® class through Harley-Davidson of Frederick, Md. Today, she is an avid motorcyclist with a new perspective. "I see life differently, and I have awakened in a way that cannot be explained," she says. "I am living in the present when I ride; I forget that I have cancer. Dreams do come true, and I am living proof."

Every rider takes a different path, and each story is unique. Read more user-submitted women rider stories at the HARLEY-DAVIDSON WOMEN RIDERS WEBSITE →



Heather Hyberg's Harley-Davidson motorcycle gives her a new outlook on life

2x Sales of new Harley-Davidson motorcycles to outreach customers in the U.S. in 2012 grew at twice the rate of sales to core customers. Outreach customers include women, young adults, African American and Hispanic riders.

INTERNATIONAL GROWTH

SPREADING THE RIGHT TO RIDE

Harley-Davidson continued to grow in India and other international markets in 2012, opening 31 international dealerships in 18 countries. New Harley-Davidson motorcycle retail sales were up 39.2 percent in Latin America for 2012. In the Asia-Pacific region, retail sales were up 14.3 percent, and we saw our highest-ever sales in a number of those countries including Australia, Korea, China and India.

While all our riders share the dream of finding personal freedom through Harley-Davidson motorcycles, the path to getting there is far from universal. Consider the story of Maral Yoo.

From the time she was born in Iran, Maral Yoo dreamed of riding a motorcycle. But it wasn't a lack of courage or even a lack of finances that stood in her way—it was a lack of freedom. Like all women in Iran, Yoo was forbidden by law to operate a motorcycle.

So when she moved to India as a college student, she immediately purchased an old pink motorcycle. The bike served its purpose—getting her to and from class—but it wasn't the ride of her dreams. In 2012, Yoo made the jump to Harley-Davidson. "I was in Mumbai for a meeting when my colleagues and I stopped into a Harley-Davidson showroom. All the bikes looked so beautiful; I was amazed," she says. "Then I saw the Forty-Eight®, and I knew instantly that I had to have it. I didn't even take it for a test ride; I just paid the advance on the spot!" Maral put 1500km on her new Sportster® in her first year of ownership and has big plans for many more.



View: Maral Yoo's Harley-Davidson experience, India

International Retail Sales Increases, Fiscal Year 2012:

39.2+% LATIN AMERICA

14.3+% ASIA PACIFIC



Maral Yoo and other riders stop for a break during a ride in India.





With her new Sportster, Maral Yoo has fulfilled a lifelong dream





In the Asia-Pacific region, retail sales were up 14.3 percent in 2012



CUSTOMER-LED STRATEGIES

OUT OF MANY, ONE

To create iconic products and experiences for our customers, Harley-Davidson takes a ground-up, customer-led approach to marketing. We actively engage our customers on several fronts and pay attention to what they say.

"Our fans know how to express our brand," says Dino Bernacchi, Harley-Davidson's Director of Marketing Communications. "They live it every day."

One avenue of engagement is social media, an increasingly effective means of communication with Harley-Davidson audiences. In ongoing efforts to introduce a new generation of riders to the Bar and Shield, we expanded our customer-led social media strategy in 2012.

Our crowdsourcing platform, Fan Machine, lets Harley-Davidson's 4.4 million Facebook fans create, review and vote on potential marketing concepts. In 2012, the Fan Machine gave rise to the "E Pluribus Unum" or "Out of Many, One" campaign that focused on the strength of the brand as achieved by the diversity of our enthusiasts.

This campaign adopted the Twitter hashtag #StereotypicalHarley and asked more than 100,000 Harley-Davidson Twitter followers to submit their stereotype-shattering stories and photos. The impressive and diverse responses resulted in several commercials that were entirely conceived, casted and endorsed by Harley-Davidson fans.

@HARLEYDAVIDSON


SOCCER MOM
TECHNO DJ
TOTAL n00b

The #StereotypicalHarley campaign shattered stereotypes by showing the diversity of Harley-Davidson riders

MANUFACTURING AND PRODUCT DEVELOPMENT

BUILDING THE DREAM

We constantly explore new ways to make the world's greatest motorcycles even better. Today our manufacturing restructuring is now largely in place.

MANUFACTURING

RISING TO THE CHALLENGE

A key strategy for Harley-Davidson's growth is getting customers the motorcycles they want when they want them. We've restructured manufacturing operations to make this process more efficient, flexible and effective for our dealers and customers. A significant part of that process culminated in 2012 with the introduction of Enterprise Resource Planning (ERP) and surge motorcycle production capabilities at our York, Pa., manufacturing plant.

ERP helps us respond more rapidly to changing customer demand by integrating all of our systems and processes, from manufacturing and transportation to supplied components and sales orders. In York, for example, we are now capable of assembling 1,200 different bike configurations on any given day. The York plant has also reduced the time needed for making changes to an order from a minimum of 20 days notice before assembly to just six hours. That's a reduction of more than 98 percent, offering dealers and customers more flexibility to build the bike of their dreams.

Beyond ERP, surge production helps Harley-Davidson plants scale up production volumes to meet seasonal surges in market demand by integrating a flexible workforce into existing assembly systems. According to Mike Fisher, Director of Manufacturing Systems at York, "Surge manufacturing follows the sales trends and helps us get the right product to our customers at the right times."



Watch: How new technology helps employees export freedom across the world



View: Craftsmanship at Harley-Davidson's York, Pa., production facility



Harley-Davidson York Manufacturing Facility: Un...
DESTINATION:
NO STEP
C070

[Link plays a video about production process at York, Pa., manufacturing plant.]



Harley-Davidson's manufacturing transformation combines the best of technology with human craftsmanship and attention to detail.




MANUFACTURING

IT'S MORE THAN A JOB

The parking lot full of Harley-Davidson motorcycles at our Kansas City, Mo., production facility testifies that this is more than a job for many of the employees. As avid riders and loyal customers, these employees take pride in what they build and in what they ride—a commitment to the brand that strengthens the quality of our product.





Robert Collier, Production Technician and Team leader in Kansas City, Mo

"I think of every bike that leaves here, and I want it to be the best."

"As a rider, it's like I'm building a bike that I would want to ride," says Robert Collier, Production Technician and Team Leader in Kansas City. "I think of every bike that leaves here, and I want it to be the best. I do my part so the guys at the next assembly station can do their part, so the customer can get out there and ride on a quality product. I want them to feel the freedom that I feel. So, I take a lot of pride in working here."



PRODUCT DEVELOPMENT

BREAKING DOWN WALLS

On Harley-Davidson's journey to become a more customer-led company, we're introducing products across all aspects of merchandise that speak to customers on many levels. Take Hard Candy Custom™, where we listened closely to the voice of our customers to develop an integrated array of lifestyle products including riding gear, parts and accessories, paint options and even an offering in the limited Custom Vehicle Operations lineup.

"We're capitalizing on the throwback big-metal-flake trend, but it's not just about the paint," says Bev Scheels, Model Year Manager of Motorcycle Product Planning. "It's about the attitude behind it. People from across the company came together to coordinate their products and deliver an experience that told a really cohesive story for the customer."

Hard Candy Custom enjoyed great success in 2012, quickly becoming a fan favorite on the road and in social media, particularly among non-traditional riders.



Watch: Introducing Hard Candy Custom™

39%

OF ALL MODEL YEAR '12 AND MODEL YEAR '13 CUSTOMERS SELECTED HARD CANDY CUSTOM PAINT.*

* Across available models as of 2/19/13

[Link plays a video introducing Hard Candy Custom paint.]

PRODUCT DEVELOPMENT

TESTED IN ARIZONA, READY FOR THE WORLD


MOTOR
HARLEY-DAVIDSON
COMPANY

[Link plays a video about Arizona Proving Ground.]

The Harley-Davidson reputation relies heavily on the quality of our products. We maintain that quality through cutting-edge design, engineering and tough testing—the kind of testing done at the Arizona Proving Ground (APG). Virtually every Harley-Davidson® product funnels through the APG—ground zero for validation and a critical step in product launch.

The tests at the APG are designed by engineers to duplicate everyday riding conditions and push the limits of product durability under the most extreme conditions. In 2012 alone, the APG conducted approximately 650,000 miles of product validation—enough to circle the globe 26 times.

"APG is central to our transformation efforts and allows us to speed up our time to market, continuously innovate and provide the 'wow' our customers and dealers have come to expect from Harley-Davidson," says Michelle Kumbier, Harley-Davidson Senior Vice President of Motorcycle Operations.

Much of this 'wow' comes from the feedback generated by the engineers and test riders at the APG. "These guys are Harley to the bone," says Mike Nixdorf, Manager of Harley-Davidson Test Labs. "Lots of them put 30,000 to 40,000 miles on their personal vehicles every year in addition to logging 150 to 200 miles a day on the job. They offer real insights to our designers and engineers because they live and breathe it."

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"APG is central to our transformation efforts and provides the 'wow' our customers and dealers have come to expect from Harley-Davidson."

2012 ANNUAL REVIEW

CHAIRMAN'S LETTER LEADERSHIP OUR STORIES DOWNLOADS SHAREHOLDER INFORMATION

PRODUCTS, RETAIL AND CUSTOMER EXPERIENCES

RAISING THE BAR AND SHIELD

Harley-Davidson fulfills dreams of personal freedom. We deliver on that promise through iconic products, personalized experiences and the deep emotional connections they build.

CUSTOMIZATION

PERSONALIZATION TO THE PEOPLE



[Link plays a video about HD1 Custom Shop.]

H-D1™ is full motorcycle personalization program made easy. It integrates Harley-Davidson motorcycle accessory offerings and provides customers with a clear step-by-step path to customization.

Harley-Davidson Australia took a unique approach to introducing the program to its customers with the H-D1™ Custom Shop—a travelling exhibit of customization options that visited 15 events in 2012, including dealer events, demo rides, charity events and national festivals. "Customers can see and touch the product, and in many cases it's set up as it would be on the bike for a real experience," says David Turney, Sales and Marketing Manager for Harley-Davidson Australia.

The H-D1™ Custom Shop engaged customers with unexpected physical and digital experiences and helped Harley-Davidson Australia increase 2012 retail sales by 29 percent over 2011 levels.

MERCHANDISE

TACKLING DIVERSE NEEDS

Heading out on the open road requires more than your favorite Harley-Davidson motorcycle. For most riders, dressing the part is an essential element of living the dream.

General Merchandise, including MotorClothes® merchandise, plays an important role in the expression of the Harley-Davidson brand. Not only does it help riders wear their passion on their sleeve, it also gives those who may never ride a motorcycle the chance to be a part of the storied Harley-Davidson brand and culture.



9.2+%
GROWTH OVER 2011 GENERAL MERCHANDISE REVENUE



We've expanded our design philosophies to speak to different audiences and specific needs

2012 saw another great year for General Merchandise, with revenues growing to $299.4 million, a 9.2 percent growth over 2011 levels. Leathers, sportswear and performance sportswear were all key drivers of this increase. "I think this speaks to our customers' appetite for intelligent, performance-oriented garments that offer a more comfortable ride," says Mel Kleverova Zilliox, Design Director at Harley-Davidson General Merchandise. "But it's not just performance that attracts customers. We've expanded our design philosophies and constructions to speak to different audiences and specific needs—and we're building relevancy today in ways that weren't even on the table four or five years ago."



$299.4M.
2012 GENERAL MERCHANDISE REVENUE

DEALERSHIP

WALKING A MILE IN DEALERS' SHOES

In 2012, more than 170 members of Harley-Davidson's management team participated in the Walk-A-Mile initiative. Participants spent a week working in dealerships to see firsthand the challenges dealers face every day by walking a mile in their shoes. They took their observations back to the Motor Company to improve customer retail experiences and dealer processes.

President and Chief Operating Officer Matt Levatich found that even a small change can make a big difference.

"Walking past a service bay, I saw a technician scraping a factory label off the headlamp of a new Sportster. I didn't think much of it at the time, until I walked past the service bay some time later and he was still scraping off labels. I asked him how long it takes to get all the stickers off a new bike, and he said 10 or 15 minutes per bike—that's 10 or 15 minutes of unnecessary work. Multiply that by 250,000 bikes, and you're looking at a lot of non-value added work."

Levatich told the product managers back at the company, who investigated the issue and developed a label solution that was easy to remove, eliminated potential damage from scraping and took that wasted time out of the dealers' process forever—time that can now be spent better serving customers.

"It's a simple story with a simple solution, but these small things add up," says Levatich. "We need to take all of them seriously and always work to become a better company."

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15 MIN

AVERAGE TIME PER BIKE SAVED BY UPDATING TO NEW STICKER



Harley-Davidson President and Chief Operating Officer Matt Levatich participated in the Walk-A-Mile initiative at Dillon Brothers Harley-Davidson in Omaha, Neb., where he discovered a new way to help all dealerships save time. (l to r): Matt Levatich and Monty K. Parker, Service Technician.



THINGS YOU'LL NEVER FORGET

[Link plays a video about 110th Anniversary model motorcycles.]

In 2012, we kicked off the countdown to our 110th Anniversary in true Harley-Davidson fashion with a tire-popping burnout and a party in Milwaukee. From the Freedom Jacket's global tour to the release of 110th Anniversary merchandise, enthusiasts around the world are gearing up for the celebration of a lifetime.

Of course, no Harley-Davidson Anniversary is complete without Anniversary Edition motorcycles. The 2013 110th Anniversary Edition Harley-Davidson® motorcycles are a chance for riders to own a piece of the legend. Exclusive bike upgrades and premium finishing touches—like the solid bronze and black nickel-plated anniversary medallion—help commemorate 110 years of Harley-Davidson in unmistakable performance and style. Each limited edition anniversary model has an individually numbered badge, making it an even more treasured vehicle.

HARLEY-DAVIDSON
110 YEARS OF GREAT MOTORCYCLES

Be sure to visit the Harley-Davidson 110th Anniversary graphic wall to declare your individual expression of freedom. Create your own 110th celebration graphic by uploading an image and sharing your inspiration with the rest of the world.

CREATE A GRAPHIC →

COMMUNITY ENGAGEMENT

SEEING THE BIGGER PICTURE

At Harley-Davidson, we embrace the opportunity of sustainability. That includes caring for and improving the communities and environments around the world where we live, work and ride.

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CHARITABLE PARTNERSHIPS

BUILDING A BETTER COMMUNITY

The Harley-Davidson Foundation has supported Habitat for Humanity since 2002. In 2012, the Foundation provided funding to build a house in Milwaukee's Washington Park neighborhood—where a full 45 percent of families live in poverty—followed by an additional $200,000 grant for more neighborhood housing.



For several years, Harley-Davidson employees have built Habitat for Humanity homes in the neighborhood surrounding the company's corporate headquarters.

$200,000

GRANT TO BUILD HOUSES IN THE WASHINGTON PARK NEIGHBORHOOD OF MILWAUKEE IN 2012

The **Harley-Davidson Foundation**, which contributed more than $4.5 million in cash and products in 2012, pursues partnerships with charitable organizations focused on education, health and the environment. The Foundation provides community support in targeted areas of the greatest need and underserved populations, funding programs primarily in the communities where company facilities are located.

CHARITABLE PARTNERSHIPS

COMMITED TO AN IMPORTANT CAUSE

Led by passionate, committed dealers, one of Harley-Davidson's enduring charitable partnerships is with the Muscular Dystrophy Association. Every year, Harley-Davidson dealers support the MDA through events including Ride for Life, women's rides, summer camp visits, raffles and more.

One such event is the annual Black-N-Blue Ball—a motorcycle-themed evening where riders raise money for an important cause. You won't find any stuffy tuxedos or fancy cocktail dresses here—guests come dressed in black leather and blue denim.


Black and Blue Bal
Harley Davidson Motorcycle



(l to r) MDA's 2012 National Goodwill Ambassador Bryson Foster speaks with celebrity and MDA supporter Jann Carl during the Black-N-Blue Ball.

Milwaukee traditionally hosts the largest Black-N-Blue Ball in the U.S., and 2012 was no exception, with close to 1,300 guests raising a record $690,000. Since they began in 1994, the Black-N-Blue Balls have raised close to $7 million for muscular dystrophy research and programs for children and families affected by neuromuscular diseases.

Since 1980, the Harley-Davidson family of customers, dealers, suppliers and employees has helped raise more than $84 million for MDA.



$690,000

TOTAL RAISED BY MILWAUKEE BLACK-N-BLUE BALL

Wisconsin's Goodwill Ambassador Reagan Imhoff is cheered by guests at the Milwaukee Black-N-Blue Ball. Appearing with her are (l to r) Willie G. and Nancy Davidson, mom Jenny Imhoff, and Jann Carl.

SUSTAINABILITY

CUTTING OUT WASTE

Harley-Davidson examined its business ecosystem in 2012, identifying areas of focus for environmental and social sustainability across the entire company. We continually work to reduce the environmental impact of our manufacturing and other operations, including ongoing efforts to increase recycling and reduce waste, water use and energy consumption.

In 2012, Harley-Davidson's powertrain manufacturing operations in Menomonee Falls, Wis., furthered its initiative to minimize the amount of waste sent to landfills. Through new recycling and re-use streams, the manufacturing plant sent 5.9 percent of its waste to landfill in 2012, an improvement of 24 percent over 2011 levels. The Pilgrim road facility generated approximately eight pounds less waste per engine in 2012 than in 2011. 2012 also saw a reduction in water intake by 1.17 million gallons at Pilgrim Road thanks to the implementation of new technology.

Collectively, the Motor Company's U.S. manufacturing facilities sent less than 13 percent of its waste to landfill in 2012. Harley-Davidson has set a goal of sending less than 10 percent of its waste to landfill in 2013, with the ultimate goal of reaching zero landfill status in the future.

13%

In 2012, Harley-Davidson's collective U.S. manufacturing facilities sent less than 13 percent of the waste they generated to landfills

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SUSTAINABILITY STRATEGY REPORT
2012



2012 SEC Form 10-K (1.2mb)

2012 Shareholder Letter (250kb)

2012 Shareholder Proxy Statement (1.4mb)

2012 Sustainability Report (1.3mb)

2011 Annual Report (14.0mb)

Past Annual Reports can be accessed via our Investor Relations Website

HARLEY-DAVIDSON, INC.

3700 West Juneau Avenue
P.O. Box 653
Milwaukee, WI 53201-0653
414-343-4680

NYSE: HOG
54.74 - 0.08 (0.15%)

For more information visit our Investor Relations Website

SHAREHOLDER MEETING

The Annual Meeting of Shareholders will convene:

Saturday, April 27, 2013
10:30 a.m. CST

Harley-Davidson Museum
400 W Canal Street
Milwaukee, WI 53201
877-HD-MUSEUM or 414-287-2789

View map & directions

Visit the museum website

PLANT TOURS

York, Pa.
Assembles the Touring, Softail®, CVO™ and Trike models.

Find a tour

Tomahawk, Wis.
Supplies fiberglass parts, saddlebags and windshields.

Find a tour

Kansas City, Mo.
Produces the Sportster®, Dyna® and VRSC™ families of motorcycles.

Find a tour

Menomonee Falls, Wis.
Home of the "Big Twin" engines and transmissions for the Touring, Softail® and Dyna® families.

Find a tour

2012 ANNUAL REVIEW CHAIRMAN'S LETTER LEADERSHIP OUR STORIES DOWNLOADS SHAREHOLDER INFORMATION